SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 5, 2002

ECOMETRY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Florida	0-25297	65-0090038

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 South Congress Avenue, Delray Beach, Florida		33445-6368

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 265-2700

Not Applicable

(Former Name or Former Address; if Changed Since Last Report)

ITEM 5. OTHER EVENTS.

     In connection with the pending class action litigation previously described in Ecometry Corporation’s (the “Company”) Form 10-Q for the quarter ended September 30, 2001 (IN RE SMITH-GARDNER SECURITIES LITIGATION, Case No. 2000-CIV-8547), on February 5, 2002, Magistrate Judge Barry Garber, of the U.S. District Court for the Southern District of Florida, issued a Report and Recommendation recommending that Plaintiffs’ Amended Complaint be dismissed, without prejudice. The Amended Complaint, which seeks relief under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder, alleges, among other things, that the Company made material misrepresentations and omissions related to the appropriate accounting for an alleged December 1999 transaction with the Company’s customer ToyTime.Com, and alleges that the Company overstated its accounts receivable and prematurely recognized revenue relating to this alleged transaction.

     The Report and Recommendation finds that plaintiffs (i) failed to specify how and why the alleged omissions and statements were misleading, (ii) failed to allege any specific allegation that the ToyTime.Com receivable was uncollectible, and (iii) failed to allege any particularized facts that the Company knew that the statements were false at the time they were made. The Report and Recommendation also finds that some of the Company’s statements were forward-looking statements which are protected by the Private Securities Litigation Reform Act’s safe harbor provision, and that there can be no controlling person liability without an underlying securities fraud allegation. Plaintiffs have the opportunity to file a written objection to the Report and Recommendation. The Company will have an opportunity to respond to any written objection filed by plaintiffs. The District Court will then determine whether to accept the recommendation to dismiss the Amended Complaint.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2002	ECOMETRY CORPORATION

By: /s/ Martin K. Weinbaum

Martin K. Weinbaum Vice President Finance and Chief Financial Officer

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